RenaissanceRe Reports Net Income of $146.8 Million for the Third Quarter of 2016 or $3.56 Per Diluted Common Share; Quarterly Operating Income of $87.0 Million or $2.09 Per Diluted Common Share
Pembroke, Bermuda, November 1, 2016 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $146.8 million, or $3.56 per diluted common share, in the third quarter of 2016, compared to $75.5 million, or $1.66 per diluted common share, respectively, in the third quarter of 2015. Operating income available to RenaissanceRe common shareholders was $87.0 million, or $2.09 per diluted common share, in the third quarter of 2016, compared to $116.7 million, or $2.58 per diluted common share, respectively, in the third quarter of 2015. The Company reported an annualized return on average common equity of 13.5% and an annualized operating return on average common equity of 8.0% in the third quarter of 2016, compared to 6.9% and 10.7%, respectively, in the third quarter of 2015. Book value per common share increased $3.40, or 3.3%, in the third quarter of 2016 to $107.10, compared to a 1.0% increase in the third quarter of 2015. Tangible book value per common share plus accumulated dividends increased $3.75, or 3.9%, in the third quarter of 2016 to $116.82, compared to a 1.3% increase in the third quarter of 2015.
Kevin J. O'Donnell, CEO, commented: "We reported $146.8 million of net income and 3.9% growth in tangible book value per share plus accumulated dividends for the quarter. Our results benefited from a low level of insured catastrophe activity, favorable reserve development and mark-to-market investment gains. For the first nine months of the year, we have generated $411.1 million of net income and grown tangible book value per share by 9.5%, after adjusting for dividends, while also returning almost $350 million of capital to our shareholders through share repurchases and dividends."
Mr. O'Donnell continued: "We continue to see select opportunities for disciplined organic growth within our casualty and specialty franchise. Given where we are in the reinsurance cycle, we are executing our gross to net strategy, trading underwriting risk for fee income, and protecting our balance sheet for the long term. We continue to focus on deepening our customer relationships and look forward to meeting their needs during the upcoming renewal period."
THIRD QUARTER 2016 HIGHLIGHTS

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Gross premiums written of $430.2 million increased $60.6 million, or 16.4%, in the third quarter of 2016, compared to the third quarter of 2015, with the Company’s Specialty Reinsurance and Lloyd’s segments experiencing increases of $56.5 million, or 26.4%, and $18.4 million, or 25.0%, respectively, partially offset by a decrease in the Catastrophe Reinsurance segment of $14.3 million, or 17.5%.

•
The Company generated underwriting income of $112.9 million and a combined ratio of 67.4% in the third quarter of 2016, compared to $129.7 million and 64.2%, respectively, in the third quarter of 2015. The increase in the combined ratio in the third quarter of 2016, compared to the third quarter of 2015, was primarily driven by an increase in net claims and claim expenses, adding 4.9 percentage points to the combined ratio, primarily due to a decrease in favorable development on prior accident year net claims and claim reserves to $45.8 million in the third quarter of 2016, from $70.4 million in the third quarter of 2015, and partially offset by a decrease in underwriting expenses, reducing the combined ratio by 1.7 percentage points.

•
The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains on investments, was $111.2 million in the third quarter of 2016, compared to a loss of $13.0 million in the third quarter of 2015, an increase of $124.2 million. The total investment result during the third quarter of 2016 was primarily driven by net unrealized gains on equity investments trading as a result of the strong performance of a number of the Company’s equity positions during the quarter as well as net realized gains on the Company’s fixed maturity investment portfolio. Partially offsetting these items was a modest level of net unrealized losses in the Company’s portfolio of fixed maturity investments trading, principally the result of an upward shift of the yield curve.

Underwriting Results by Segment
Catastrophe Reinsurance Segment
Gross premiums written in the Catastrophe Reinsurance segment were $67.4 million in the third quarter of 2016, a decrease of $14.3 million, or 17.5%, compared to $81.7 million in the third quarter of 2015. Market conditions remained challenging during the third quarter of 2016 and the Company continued to exercise underwriting discipline given prevailing market terms and conditions. Gross premiums written in the Catastrophe Reinsurance segment were $825.3 million in the first nine months of 2016, a decrease of $31.0 million, or 3.6%, compared to $856.3 million in the first nine months of 2015.
Managed catastrophe premiums were $76.9 million in the third quarter of 2016, a decrease of $13.3 million, or 14.8%, compared to $90.2 million in the third quarter of 2015. For the first nine months of 2016, managed catastrophe premiums were $924.9 million, a decrease of $27.7 million, or 2.9%, compared to $952.7 million in the first nine months of 2015.
The Catastrophe Reinsurance segment generated underwriting income of $96.2 million and a combined ratio of 20.6% in the third quarter of 2016, compared to $99.8 million and 37.5% in the third quarter of 2015, respectively. Principally impacting underwriting income and the combined ratio in the third quarter of 2016, compared to the third quarter of 2015, was a $38.6 million decrease in net premiums earned, partially offset by a $21.4 million decrease in net claims and claim expenses and a $13.6 million decrease in underwriting expenses. The decrease in underwriting expenses in the third quarter of 2016, compared to the third quarter of 2015, was principally driven by the decrease in net premiums earned, combined with increased profit commissions earned due to the relatively low level of insured catastrophe loss activity experienced by the Company during the third quarter of 2016.
The Company experienced $17.3 million of favorable development on prior accident year net claims and claim reserves within its Catastrophe Reinsurance segment during the third quarter of 2016, compared to $13.9 million in the third quarter of 2015. The $17.3 million of favorable development in the third quarter of 2016 was principally driven by a reduction in estimated ultimate losses of $7.2 million associated with the 2015 Tianjin Explosion as well as a reduction in estimated ultimate losses associated with a number of relatively small catastrophe events from the 2015 accident year.
Specialty Reinsurance Segment
Gross premiums written in the Specialty Reinsurance segment were $270.9 million in the third quarter of 2016, an increase of $56.5 million, or 26.4%, compared to the third quarter of 2015, principally driven by an increase in mortgage reinsurance opportunities reflected in the Company’s credit line of business. For the first nine months of 2016, gross premiums written in the Specialty Reinsurance segment were $840.6 million, an increase of $341.9 million, or 68.6%, compared to $498.7 million in the first nine months of 2015, driven in large part by the acquisition of Platinum Underwriters Holdings, Ltd. (“Platinum”), as well as by select organic growth, principally related to mortgage reinsurance opportunities within the Company’s credit line of business. The Company’s Specialty Reinsurance segment premiums are prone to significant volatility as this business can be influenced by a relatively small number of relatively large transactions.
The Specialty Reinsurance segment generated underwriting income of $1.3 million and a combined ratio of 99.2% in the third quarter of 2016, compared to generating underwriting income of $37.2 million and a combined ratio of 74.5%, respectively, in the third quarter of 2015. The increase in the Company’s Specialty Reinsurance segment’s combined ratio was driven by a 26.5 percentage point increase in the net claims and claim expense ratio in the third quarter of 2016 to 54.5%, compared to 28.0% in the third quarter of 2015, principally driven by a $35.8 million decrease in favorable development on prior accident years net claims and claim expenses.
The Company experienced $19.9 million of favorable development on prior accident years net claims and claim reserves within its Specialty Reinsurance segment during the third quarter of 2016, compared to $55.7 million in the third quarter of 2015. The favorable development on prior accident years net claims and claim expenses of $19.9 million in the third quarter of 2016 was principally driven by actual reported losses coming in better than expected on attritional net claims and claim expenses.

Lloyd’s Segment
Gross premiums written in the Lloyd’s segment were $92.0 million in the third quarter of 2016, an increase of $18.4 million, or 25.0%, compared to the third quarter of 2015, primarily due to Syndicate 1458 continuing to grow organically in the Lloyd’s marketplace, notwithstanding challenging overall market conditions. For the first nine months of 2016, gross premiums written in the Lloyd’s segment were $385.6 million, an increase of $65.3 million, or 20.4%, compared to $320.3 million in the first nine months of 2015.
The Lloyd’s segment generated underwriting income of $15.6 million and a combined ratio of 79.1% in the third quarter of 2016, compared to an underwriting loss of $7.0 million and a combined ratio of 112.3% in the third quarter of 2015. Impacting the combined ratio in the Lloyd’s segment during the third quarter of 2016, compared to the third quarter of 2015, was an $18.2 million increase in net premiums earned and favorable development on prior accident years net claims and claim expenses of $8.7 million.
The Lloyd’s segment experienced $8.7 million of favorable development on prior accident years net claims and claim expenses in the third quarter of 2016, compared to $1.0 million in the third quarter of 2015, principally driven by actual reported loss activity coming in lower than expected.
Other Items

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During the third quarter of 2016, the Company repurchased an aggregate of 321 thousand common shares in open market transactions at an aggregate cost of $37.2 million and at an average share price of $115.68.

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Equity in losses of other ventures in the third quarter of 2016 was a loss of $11.6 million, compared to equity in earnings of other ventures of a gain of $5.7 million in the third quarter of 2015, a decrease of $17.4 million. Primarily impacting equity in losses of other ventures during the third quarter of 2016 was a $15.0 million loss related to the Company’s 50% ownership in Top Layer Reinsurance Ltd. (“Top Layer Re”). During the third quarter of 2016, Top Layer Re reduced its estimated ultimate claim and claim expenses and related reinsurance recoverable associated with the 2011 Tohoku Earthquake to $Nil as a result of favorable loss emergence, resulting in an increase in underwriting income for Top Layer Re for the third quarter of 2016. However, the increase in underwriting income was more than offset by the reversal of an unrealized foreign exchange gain related to the reserve for claims and claim expenses, which were denominated in Japanese Yen. While Top Layer Re had fully hedged its net economic exposure to Japanese Yen associated with this loss since inception, because the hedged net liability went to $Nil, Top Layer Re recorded an unrealized foreign exchange loss for the quarter. If the reserve for net claims and claim expenses had been paid in full, rather than being reduced to $Nil, there would have been no financial statement impact to Top Layer Re.

•
Net income attributable to noncontrolling interests in the third quarter of 2016 was $35.6 million, an increase from $31.2 million in the third quarter of 2015, principally due to an increase in the profitability of DaVinciRe Holdings Ltd. (“DaVinciRe”). The Company’s ownership in DaVinciRe was 24.0% at September 30, 2016, compared to 26.3% at September 30, 2015.

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Corporate expenses increased $4.2 million to $11.5 million in the third quarter of 2016, compared to $7.3 million in the third quarter of 2015, primarily reflecting expenses associated with an executive retirement during the third quarter of 2016, partially offset by a decrease to $0.2 million of corporate expenses associated with the acquisition and integration of Platinum incurred during the third quarter of 2016, compared to $3.4 million in the third quarter of 2015.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premiums”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, November 2, 2016 at 10:00 am ET to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe’s website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three reportable segments: (1) Catastrophe Reinsurance, which includes catastrophe reinsurance and certain property catastrophe joint ventures managed by the Company’s ventures unit; (2) Specialty Reinsurance, which includes specialty reinsurance and certain specialty joint ventures managed by the Company’s ventures unit; and (3) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458.
Cautionary Statement Regarding Forward Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business; the effect of emerging claims and coverage issues; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; continued soft reinsurance underwriting market conditions; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to U.S. taxation; the performance of the Company’s investment portfolio; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to determine the impairments taken on investments; the availability of retrocessional reinsurance on acceptable terms; the effect of inflation; the adequacy of the Company’s ceding companies’ ability to assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; uncertainties related to the vote in the United Kingdom to leave the European Union; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates; challenges to the claim of exemption from insurance regulation of RenaissanceRe and its subsidiaries and increased global regulation of the insurance and reinsurance industry; losses that the Company could face from terrorism, political unrest or war; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; aspects of the Company’s corporate structure that may discourage third party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; regulatory or legislative changes adversely impacting the Company; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; consolidation of customers or insurance and reinsurance brokers; adverse tax developments, including potential changes to the taxation of inter-company or related party transactions, or changes to the tax treatment of investors in RenaissanceRe or joint ventures or other entities the Company manages; changes in regulatory regimes and/or accounting rules, including the European Union directive concerning capital adequacy, risk management and regulatory reporting for insurers; the Company’s need to make many estimates and judgments in the preparation of its financial statements; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Mark Wilcox	Elizabeth Tillman
Senior Vice President, Chief Accounting Officer and	Director - Communications
Corporate Controller	RenaissanceRe Holdings Ltd.
RenaissanceRe Holdings Ltd.	(212) 238-9224
(441) 295-4513	or
Kekst and Company
Peter Hill or Dawn Dover
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenues
Gross premiums written	$430,224	$369,642	$2,051,485	$1,675,217
Net premiums written	$284,222	$266,820	$1,315,813	$1,179,532
Decrease (increase) in unearned premiums	62,299	95,568	(264,284)	(140,556)
Net premiums earned	346,521	362,388	1,051,529	1,038,976
Net investment income	51,423	28,338	134,410	106,649
Net foreign exchange (losses) gains	(5,986)	616	(8,368)	(4,254)
Equity in (losses) earnings of other ventures	(11,630)	5,730	(3,997)	17,185
Other income	2,268	2,306	9,001	5,272
Net realized and unrealized gains (losses) on investments	59,870	(41,138)	191,295	(26,101)
Total revenues	442,466	358,240	1,373,870	1,137,727
Expenses
Net claims and claim expenses incurred	112,575	100,028	406,930	346,225
Acquisition expenses	80,580	78,126	215,177	183,193
Operational expenses	40,493	54,518	147,801	154,812
Corporate expenses	11,537	7,322	25,514	65,723
Interest expense	10,536	10,542	31,610	25,720
Total expenses	255,721	250,536	827,032	775,673
Income before taxes	186,745	107,704	546,838	362,054
Income tax benefit (expense)	1,316	4,573	(8,040)	54,319
Net income	188,061	112,277	538,798	416,373
Net income attributable to noncontrolling interests	(35,641)	(31,153)	(110,867)	(82,982)
Net income available to RenaissanceRe	152,420	81,124	427,931	333,391
Dividends on preference shares	(5,595)	(5,595)	(16,786)	(16,786)
Net income available to RenaissanceRe common shareholders	$146,825	$75,529	$411,145	$316,605

Net income available to RenaissanceRe common shareholders per common share - basic	$3.58	$1.68	$9.77	$7.25
Net income available to RenaissanceRe common shareholders per common share - diluted	$3.56	$1.66	$9.71	$7.19
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$2.09	$2.58	$5.14	$7.79

Average shares outstanding - basic	40,513	44,564	41,594	43,166
Average shares outstanding - diluted	40,733	44,913	41,842	43,531

Net claims and claim expense ratio	32.5%	27.6%	38.7%	33.3%
Underwriting expense ratio	34.9%	36.6%	34.5%	32.6%
Combined ratio	67.4%	64.2%	73.2%	65.9%

Return on average common equity - annualized	13.5%	6.9%	12.6%	10.2%
Operating return on average common equity - annualized (1)	8.0%	10.7%	6.7%	11.0%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	September 30, 2016	December 31, 2015
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$7,088,419	$6,765,005
Fixed maturity investments available for sale, at fair value	11,721	17,813
Total fixed maturity investments, at fair value	7,100,140	6,782,818
Short term investments, at fair value	1,136,660	1,208,401
Equity investments trading, at fair value	345,565	393,877
Other investments, at fair value	511,621	481,621
Investments in other ventures, under equity method	120,569	132,351
Total investments	9,214,555	8,999,068
Cash and cash equivalents	493,330	506,885
Premiums receivable	1,181,331	778,009
Prepaid reinsurance premiums	511,421	230,671
Reinsurance recoverable	240,769	134,526
Accrued investment income	37,245	39,749
Deferred acquisition costs	351,841	199,380
Receivable for investments sold	193,071	220,834
Other assets	181,290	181,011
Goodwill and other intangibles	254,678	265,154
Total assets	$12,659,531	$11,555,287
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,861,099	$2,767,045
Unearned premiums	1,434,136	889,102
Debt	951,620	960,495
Reinsurance balances payable	774,660	523,974
Payable for investments purchased	437,826	391,378
Other liabilities	227,847	245,145
Total liabilities	6,687,188	5,777,139
Redeemable noncontrolling interest	1,164,553	1,045,964
Shareholders’ Equity
Preference shares	400,000	400,000
Common shares	41,156	43,701
Additional paid-in capital	213,053	507,674
Accumulated other comprehensive income	2,621	2,108
Retained earnings	4,150,960	3,778,701
Total shareholders’ equity attributable to RenaissanceRe	4,807,790	4,732,184
Total liabilities, noncontrolling interests and shareholders’ equity	$12,659,531	$11,555,287

Book value per common share	$107.10	$99.13

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended September 30, 2016
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$67,394	$270,876	$91,954	$—	$430,224
Net premiums written	$37,526	$177,331	$69,365	$—	$284,222
Net premiums earned	$121,062	$150,766	$74,693	$—	$346,521
Net claims and claim expenses incurred	927	82,113	29,337	198	112,575
Acquisition expenses	7,603	52,019	20,958	—	80,580
Operational expenses	16,355	15,360	8,760	18	40,493
Underwriting income (loss)	$96,177	$1,274	$15,638	$(216)	112,873
Net investment income				51,423	51,423
Net foreign exchange losses				(5,986)	(5,986)
Equity in losses of other ventures				(11,630)	(11,630)
Other income				2,268	2,268
Net realized and unrealized gains on investments				59,870	59,870
Corporate expenses				(11,537)	(11,537)
Interest expense				(10,536)	(10,536)
Income before taxes and redeemable noncontrolling interests					186,745
Income tax benefit				1,316	1,316
Net income attributable to redeemable noncontrolling interests				(35,641)	(35,641)
Dividends on preference shares				(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders					$146,825

Net claims and claim expenses incurred – current accident year	$18,267	$102,025	$38,068	$—	$158,360
Net claims and claim expenses incurred – prior accident years	(17,340)	(19,912)	(8,731)	198	(45,785)
Net claims and claim expenses incurred – total	$927	$82,113	$29,337	$198	$112,575

Net claims and claim expense ratio – current accident year	15.1%	67.7%	51.0%		45.7%
Net claims and claim expense ratio – prior accident years	(14.3)%	(13.2)%	(11.7)%		(13.2)%
Net claims and claim expense ratio – calendar year	0.8%	54.5%	39.3%		32.5%
Underwriting expense ratio	19.8%	44.7%	39.8%		34.9%
Combined ratio	20.6%	99.2%	79.1%		67.4%

	Three months ended September 30, 2015
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$81,692	$214,372	$73,578	$—	$369,642
Net premiums written	$55,182	$155,987	$55,651	$—	$266,820
Net premiums earned	$159,641	$146,213	$56,534	$—	$362,388
Net claims and claim expenses incurred	22,319	41,005	36,425	279	100,028
Acquisition expenses	14,048	50,432	13,654	(8)	78,126
Operational expenses	23,513	17,542	13,427	36	54,518
Underwriting income (loss)	$99,761	$37,234	$(6,972)	$(307)	129,716
Net investment income				28,338	28,338
Net foreign exchange gains				616	616
Equity in earnings of other ventures				5,730	5,730
Other income				2,306	2,306
Net realized and unrealized losses on investments				(41,138)	(41,138)
Corporate expenses				(7,322)	(7,322)
Interest expense				(10,542)	(10,542)
Income before taxes and noncontrolling interests					107,704
Income tax benefit				4,573	4,573
Net income attributable to noncontrolling interests				(31,153)	(31,153)
Dividends on preference shares				(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders					$75,529

Net claims and claim expenses incurred – current accident year	$36,244	$96,737	$37,397	$—	$170,378
Net claims and claim expenses incurred – prior accident years	(13,925)	(55,732)	(972)	279	(70,350)
Net claims and claim expenses incurred – total	$22,319	$41,005	$36,425	$279	$100,028

Net claims and claim expense ratio – current accident year	22.7%	66.2%	66.1%		47.0%
Net claims and claim expense ratio – prior accident years	(8.7)%	(38.2)%	(1.7)%		(19.4)%
Net claims and claim expense ratio – calendar year	14.0%	28.0%	64.4%		27.6%
Underwriting expense ratio	23.5%	46.5%	47.9%		36.6%
Combined ratio	37.5%	74.5%	112.3%		64.2%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Nine months ended September 30, 2016
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$825,271	$840,598	$385,616	$—	$2,051,485
Net premiums written	$481,956	$569,842	$264,015	$—	$1,315,813
Net premiums earned	$399,663	$443,252	$208,614	$—	$1,051,529
Net claims and claim expenses incurred	64,878	241,666	100,185	201	406,930
Acquisition expenses	33,410	127,871	53,896	—	215,177
Operational expenses	55,308	57,092	35,302	99	147,801
Underwriting income (loss)	$246,067	$16,623	$19,231	$(300)	281,621
Net investment income				134,410	134,410
Net foreign exchange losses				(8,368)	(8,368)
Equity in losses of other ventures				(3,997)	(3,997)
Other income				9,001	9,001
Net realized and unrealized gains on investments				191,295	191,295
Corporate expenses				(25,514)	(25,514)
Interest expense				(31,610)	(31,610)
Income before taxes and redeemable noncontrolling interests					546,838
Income tax expense				(8,040)	(8,040)
Net income attributable to redeemable noncontrolling interests				(110,867)	(110,867)
Dividends on preference shares				(16,786)	(16,786)
Net income available to RenaissanceRe common shareholders					$411,145

Net claims and claim expenses incurred – current accident year	$102,471	$275,520	$105,583	$—	$483,574
Net claims and claim expenses incurred – prior accident years	(37,593)	(33,854)	(5,398)	201	(76,644)
Net claims and claim expenses incurred – total	$64,878	$241,666	$100,185	$201	$406,930

Net claims and claim expense ratio – current accident year	25.6%	62.2%	50.6%		46.0%
Net claims and claim expense ratio – prior accident years	(9.4)%	(7.7)%	(2.6)%		(7.3)%
Net claims and claim expense ratio – calendar year	16.2%	54.5%	48.0%		38.7%
Underwriting expense ratio	22.2%	41.7%	42.8%		34.5%
Combined ratio	38.4%	96.2%	90.8%		73.2%

	Nine months ended September 30, 2015
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written (1)	$856,305	$498,676	$320,326	$(90)	$1,675,217
Net premiums written	$548,312	$399,769	$231,540	$(89)	$1,179,532
Net premiums earned	$466,113	$396,673	$176,279	$(89)	$1,038,976
Net claims and claim expenses incurred	85,289	166,655	93,951	330	346,225
Acquisition expenses	41,016	99,372	42,557	248	183,193
Operational expenses	65,966	49,579	39,086	181	154,812
Underwriting income (loss)	$273,842	$81,067	$685	$(848)	354,746
Net investment income				106,649	106,649
Net foreign exchange losses				(4,254)	(4,254)
Equity in earnings of other ventures				17,185	17,185
Other income				5,272	5,272
Net realized and unrealized losses on investments				(26,101)	(26,101)
Corporate expenses				(65,723)	(65,723)
Interest expense				(25,720)	(25,720)
Income before taxes and noncontrolling interests					362,054
Income tax benefit				54,319	54,319
Net income attributable to noncontrolling interests				(82,982)	(82,982)
Dividends on preference shares				(16,786)	(16,786)
Net income available to RenaissanceRe common shareholders					$316,605

Net claims and claim expenses incurred – current accident year	$127,702	$250,316	$93,778	$—	$471,796
Net claims and claim expenses incurred – prior accident years	(42,413)	(83,661)	173	330	(125,571)
Net claims and claim expenses incurred – total	$85,289	$166,655	$93,951	$330	$346,225

Net claims and claim expense ratio – current accident year	27.4%	63.1%	53.2%		45.4%
Net claims and claim expense ratio – prior accident years	(9.1)%	(21.1)%	0.1%		(12.1)%
Net claims and claim expense ratio – calendar year	18.3%	42.0%	53.3%		33.3%
Underwriting expense ratio	22.9%	37.6%	46.3%		32.6%
Combined ratio	41.2%	79.6%	99.6%		65.9%
(1) Included in gross premiums written in the Other category is the elimination of inter-segment gross premiums written of $(0.1) million for the nine months ended September 30, 2015.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Catastrophe Reinsurance Segment
Renaissance catastrophe premiums	$52,857	$61,479	$550,641	$570,455
DaVinci catastrophe premiums	14,537	20,213	274,630	285,850
Total Catastrophe Reinsurance segment gross premiums written	$67,394	$81,692	$825,271	$856,305

Specialty Reinsurance Segment
Casualty	$118,408	$116,851	$354,198	$263,909
Credit	108,835	66,839	318,860	115,461
Property	25,163	10,405	83,022	38,829
Other	18,470	20,277	84,518	80,477
Total Specialty Reinsurance segment gross premiums written	$270,876	$214,372	$840,598	$498,676

Lloyd’s Segment
Casualty	$54,810	$41,352	$187,848	$151,749
Property	19,334	18,717	79,875	66,616
Catastrophe	8,013	7,465	70,648	66,489
Credit	1,936	3,377	9,000	7,496
Other	7,861	2,667	38,245	27,976
Total Lloyd’s segment gross premiums written	$91,954	$73,578	$385,616	$320,326

Managed Premiums (1)
Total Catastrophe Reinsurance segment gross premiums written	$67,394	$81,692	$825,271	$856,305
Catastrophe premiums written in the Lloyd’s segment	8,013	7,465	70,648	66,489
Catastrophe premiums written on behalf of the Company’s joint venture, Top Layer Re (2)	1,493	1,089	38,278	36,664
Catastrophe premiums written by the Company in its Catastrophe Reinsurance segment and ceded to Top Layer Re	—	—	(9,263)	(6,785)
Total managed catastrophe premiums (1)	$76,900	$90,246	$924,934	$952,673

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Fixed maturity investments	$39,959	$37,023	$122,056	$96,753
Short term investments	1,174	267	3,401	761
Equity investments trading	797	1,791	3,325	6,308
Other investments
Private equity investments	4,572	(14,505)	(430)	1,333
Other	8,765	7,261	17,109	11,443
Cash and cash equivalents	246	80	584	355
	55,513	31,917	146,045	116,953
Investment expenses	(4,090)	(3,579)	(11,635)	(10,304)
Net investment income	51,423	28,338	134,410	106,649

Gross realized gains	20,383	9,160	60,794	39,364
Gross realized losses	(3,363)	(13,720)	(25,832)	(40,143)
Net realized gains (losses) on fixed maturity investments	17,020	(4,560)	34,962	(779)
Net unrealized (losses) gains on fixed maturity investments trading	(4,235)	10,208	125,501	(11,924)
Net realized and unrealized gains (losses) on investments-related derivatives	1,727	(16,612)	(26,873)	(1,004)
Net realized gains (losses) on equity investments trading	127	(114)	14,038	16,199
Net unrealized gains (losses) on equity investments trading	45,231	(30,060)	43,667	(28,593)
Net realized and unrealized gains (losses) on investments	59,870	(41,138)	191,295	(26,101)
Change in net unrealized gains on fixed maturity investments available for sale	(113)	(243)	(472)	(986)
Total investment result	$111,180	$(13,043)	$325,233	$79,562

Total investment return - annualized	4.9%	(0.6)%	4.7%	1.2%
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading and investments-related derivatives.  The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Nine months ended
(in thousands of United States Dollars, except percentages)	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income available to RenaissanceRe common shareholders	$146,825	$75,529	$411,145	$316,605
Adjustment for net realized and unrealized (gains) losses on investments	(59,870)	41,138	(191,295)	26,101
Operating income available to RenaissanceRe common shareholders	$86,955	$116,667	$219,850	$342,706

Net income available to RenaissanceRe common shareholders per common share - diluted	$3.56	$1.66	$9.71	$7.19
Adjustment for net realized and unrealized (gains) losses on investments	(1.47)	0.92	(4.57)	0.60
Operating income available to RenaissanceRe common shareholders per common share - diluted	$2.09	$2.58	$5.14	$7.79

Return on average common equity - annualized	13.5%	6.9%	12.6%	10.2%
Adjustment for net realized and unrealized (gains) losses on investments	(5.5)%	3.8%	(5.9)%	0.8%
Operating return on average common equity - annualized	8.0%	10.7%	6.7%	11.0%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by the Company and its related joint ventures. “Managed catastrophe premiums” differs from total Catastrophe Reinsurance segment gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, and the inclusion of catastrophe premiums written on behalf of the Company’s Lloyd’s segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums assumed by the Company through its consolidated subsidiaries and related joint ventures. A reconciliation of “managed catastrophe premiums” to Catastrophe Reinsurance segment gross premiums written is included on page 10 of this Press Release.
The Company has also included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Book value per common share	$107.10	$103.70	$101.19	$99.13	$97.41
Adjustment for goodwill and other intangibles (1)	(6.69)	(6.73)	(6.59)	(6.59)	(6.65)
Tangible book value per common share	100.41	96.97	94.60	92.54	90.76
Adjustment for accumulated dividends	16.41	16.10	15.79	15.48	15.18
Tangible book value per common share plus accumulated dividends	$116.82	$113.07	$110.39	$108.02	$105.94

Quarterly change in book value per common share	3.3%	2.5%	2.1%	1.8%	1.0%
Quarterly change in tangible book value per common share plus change in accumulated dividends	3.9%	2.8%	2.6%	2.3%	1.3%
Year to date change in book value per common share	8.0%				8.1%
Year to date change in tangible book value per common share plus change in accumulated dividends	9.5%				2.7%

(1)
At September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015, goodwill and other intangibles included $20.6 million, $21.4 million, $22.3 million, $23.2 million and $22.9 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.